Exhibit 21.1

Dave & Buster’s Entertainment, Inc.

Subsidiaries

D&B Leasing, Inc.	Texas
D&B Marketing Company, LLC	Virginia
DANB Texas, Inc.	Texas
Dave & Buster’s Holdings, Inc.	Delaware
Dave & Buster’s I, L.P.	Texas
Dave & Buster’s, Inc.	Missouri
Dave & Buster’s Management Corporation, Inc.	Delaware
Dave & Buster’s of Alaska, Inc.	Delaware
Dave & Buster’s of California, Inc.	California
Dave & Buster’s of Connecticut, Inc.	Delaware
Dave & Buster’s of Colorado, Inc.	Colorado
Dave & Buster’s of Florida, Inc.	Florida
Dave & Buster’s of Georgia, Inc.	Georgia
Dave & Buster’s of Hawaii, Inc.	Hawaii
Dave & Buster’s of Idaho, Inc.	Delaware
Dave & Buster’s of Illinois, Inc.	Illinois
Dave & Buster’s of Indiana, Inc.	Indiana
Dave & Buster’s of Kansas, Inc.	Kansas
Dave & Buster’s of Kentucky, Inc.	Delaware
Dave & Buster’s of Louisiana, Inc.	Delaware
Dave & Buster’s of Maryland, Inc.	Maryland
Dave & Buster’s of Massachusetts, Inc.	Massachusetts
Dave & Buster’s of Nebraska, Inc.	Nebraska
Dave & Buster’s of New Mexico, Inc.	Delaware
Dave & Buster’s of New York, Inc.	New York
Dave & Buster’s of Oklahoma, Inc.	Oklahoma
Dave & Buster’s of Oregon, Inc.	Oregon
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania
Dave & Buster’s of South Carolina, Inc.	South Carolina
Dave & Buster’s of Virginia, Inc.	Virginia
Dave & Buster’s of Washington, Inc.	Washington
Dave & Buster’s of Wisconsin, Inc.	Wisconsin
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, Inc.	Delaware
Tango of Arundel, Inc.	Delaware
Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, Inc.	Delaware
Tango of Houston, Inc.	Delaware
Tango of North Carolina, Inc.	Delaware
Tango of Tennessee, Inc.	Delaware
Tango of Westbury, Inc.	Delaware
6131646 Canada, Inc.	Canada